UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SABA SOFTWARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	94-3267638
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2400 BRIDGE PARKWAY REDWOOD SHORES, CALIFORNIA	94065
(Address of Principal Executive Offices)	(Zip Code)

SABA SOFTWARE, INC. AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Peter E. Williams III

Executive Vice President, Corporate Development, and Secretary

Saba Software, Inc.

2400 Bridge Parkway

Redwood Shores, California 94065

(Name and Address of Agent for Service)

(650) 696-3840

(Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Gavin B. Grover, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105-2482

(415) 268-7113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE
Common Stock, $0.001 par value	1,000,000	$7.82	$7,820,000	$896.17

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares of common stock (the “Common Stock”) of Saba Software, Inc. (the “Registrant”) which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Saba Software, Inc. Amended and Restated 2009 Stock Incentive Plan (the “Plan”).
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act based upon the average of the high and low prices of the Common Stock reported on the Nasdaq Global Market on January 4, 2012.

REGISTRATION OF ADDITIONAL SECURITIES

The Registrant has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act to register 1,000,000 additional shares of Common Stock issuable pursuant to the Plan. The Plan, including shares available for the Plan, has been previously approved by the Registrant’s stockholders.

Pursuant to the registration statement on Form S-8 (File 333-163829) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on December 18, 2009, as amended on October 6, 2011 (the “Prior Registration Statement”), the Registrant previously registered 5,900,000 shares of Common Stock under the Plan.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this registration statement:

(a) The Registrant’s annual report on Form 10-K for the fiscal year ended May 31, 2011, including the Registrant’s audited consolidated financial statements for the fiscal year ended May 31, 2011, filed with the SEC on August 5, 2011;

(b) The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A filed with the SEC on April 5, 2000, and any subsequent amendment or report filed for the purposes of updating such description; and

(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (a) above.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

To the extent that any proxy statement or Form 8-K is incorporated herein by reference, such incorporation shall not include any information contained in such proxy statement or Form 8-K which is not, pursuant to the SEC’s rules, deemed to be “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant effective as of April 12, 2000 (1)

4.2	Amendment to Amended and Restated Certificate of Incorporation of the Registrant effective as of May 12, 2003 (2)

4.3	Amendment to Amended and Restated Certificate of Incorporation of the Registrant effective as of November 19, 2004 (3)

Exhibit No.	Description

4.4	Certificate of Designation of the Series A Preferred Stock, as filed with the Secretary of State of Delaware on June 2, 2009 (4)

4.5	Amended and Restated Bylaws of Registrant effective as of September 21, 2011 (5)

5.1	Opinion of Morrison & Foerster LLP*

10.1	Saba Software, Inc. Amended and Restated 2009 Stock Incentive Plan (6)

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)*

24.1	Power of Attorney (contained on signature page)

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-95761) filed with the SEC on March 3, 2000.
(2)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2003 filed with the SEC on January 14, 2004.
(3)	Incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended November 30, 2004 filed with the SEC on January 14, 2005.
(4)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 2, 2009.
(5)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 23, 2011.
(6)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 21, 2011.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood Shores, state of California, on January 6, 2012

SABA SOFTWARE, INC.

By:	/s/ Bobby Yazdani
Bobby Yazdani
Chief Executive Officer and
Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bobby Yazdani and Peter Williams, or each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Bobby Yazdani Bobby Yazdani	Chairman and Chief Executive Officer (Principal Executive Officer)	January 6, 2012

/s/ Peter E. Williams III Peter E. Williams III	Interim Chief Financial Officer and Executive Vice President and Secretary (Principal Financial and Accounting Officer)	January 6, 2012

/s/ Michael Abbott Michael Abbott	Director	January 6, 2012

/s/ Nora Denzel Nora Denzel	Director	January 6, 2012

/s/ Mike Fawkes Mike Fawkes	Director	January 6, 2012

/s/ Joe E. Kiani Joe E. Kiani	Director	January 6, 2012

/s/ William M. Klein William M. Klein	Director	January 6, 2012

/s/ William N. MacGowan William N. MacGowan	Director	January 6, 2012

/s/ William V. Russell William V. Russell	Director	January 6, 2012

/s/ Dow R. Wilson Dow R. Wilson	Director	January 6, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant effective as of April 12, 2000 (1)

4.2	Amendment to Amended and Restated Certificate of Incorporation of the Registrant effective as of May 12, 2003 (2)

4.3	Amendment to Amended and Restated Certificate of Incorporation of the Registrant effective as of November 19, 2004 (3)

4.4	Certificate of Designation of the Series A Preferred Stock, as filed with the Secretary of State of Delaware on June 2, 2009 (4)

4.5	Amended and Restated Bylaws of Registrant effective as of September 21, 2011 (5)

5.1	Opinion of Morrison & Foerster LLP*

10.1	Saba Software, Inc. Amended and Restated 2009 Stock Incentive Plan (6)

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)*

24.1	Power of Attorney (contained on signature page)

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-95761) filed with the SEC on March 3, 2000.
(2)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2003 filed with the SEC on January 14, 2004.
(3)	Incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended November 30, 2004 filed with the SEC on January 14, 2005.
(4)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 2, 2009.
(5)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 23, 2011.
(6)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 21, 2011.